UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

Prudential Financial, Inc. (the “Company”) furnishes herewith, as Exhibit 99.1, a news release announcing full year and fourth quarter 2018 results.

Item 7.01	Regulation FD Disclosure.

A.	Quarterly Financial Supplement. The Company furnishes herewith, as Exhibit 99.2, the Quarterly Financial Supplement for fourth quarter 2018.

B.

Conference Call and Related Materials. Members of the Company’s senior management will hold a conference call on Thursday, February 7, 2019 at 11:00 A.M. ET, to discuss the Company’s fourth quarter 2018 results. Related materials are available on the Company’s Investor Relations website at www.investor.prudential.com.

C.

Dividend Declaration. Today the Company announced the declaration of a quarterly dividend of $1.00 per share of Common Stock, payable on March 14, 2019, to shareholders of record as of February 20, 2019.

Investors and others should note that the Company routinely uses its Investor Relations website to post presentations to investors and other important information, including information that may be deemed material to investors. Accordingly, the Company encourages investors and others interested in the Company to review the information that it shares at www.investor.prudential.com. Interested parties may register to receive automatic email alerts when presentations and other information are posted to the Investor Relations website by clicking on “Subscribe to Email Alerts” at www.investor.prudential.com and following the instructions provided.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	News release of Prudential Financial, Inc., dated February 6, 2019, announcing full year and fourth quarter 2018 results (furnished and not filed).

99.2	Quarterly Financial Supplement for Prudential Financial, Inc. for fourth quarter 2018 (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2019

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Robert D. Axel
Name:	Robert D. Axel
Title:	Senior Vice President and Principal Accounting Officer

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